Exhibit 32.1
CARTER BANKSHARES, INC. AND SUBSIDIARIES
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. § 1350)
Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) I, Litz H. Van Dyke, as Principal Executive Officer of Carter Bankshares, Inc., certify that, to the best of my knowledge and belief, the Annual Report on Form 10-K for the period ended December 31, 2022, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Carter Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date:	March 10, 2023
/s/ Litz H. Van Dyke
Litz H. Van Dyke
Chief Executive Officer (Principal Executive Officer)